                                                                  EXHIBIT 10.59
                              Consulting Agreement

       AGREEMENT, made this 15th day of August, 1997, between SPACEHAB, INC., a corporation organized under the laws of Washington with its principal place of business at 1595 Spring Hill Road, Vienna, Virginia 22182 (hereinafter referred to as "SPACEHAB") and Gordon S. Macklin with offices at 8212 Burning Tree Road, Bethesda, Maryland 20817 ("Consultant").

       WHEREAS, Consultant desires to provide certain consulting services to SPACEHAB and SPACEHAB desires to obtain such services from Consultant in a capacity in which Consultant may receive or contribute confidential or proprietary information;

       NOW, THEREFORE, in consideration of such Consulting Services, and other good and valuable consideration given or to be given, SPACEHAB and Consultant hereby AGREE:

       1. Consultant shall render workmanlike consulting services for SPACEHAB in connection with potential strategic acquisition opportunities and investor relations support, as more fully described in Exhibit A attached hereto and incorporated by this reference ("Consulting Services") for a term of one year from the above referenced date. Consultant recognizes that all information regarding such strategic acquisitions and/or investor relations (as well as all other SPACEHAB related business information) which (i) may be or shall have been imparted to Consultant by SPACEHAB or its agents, or (ii) is created or obtained by Consultant while performing, or as a result of performing (directly or indirectly) Consulting Services, is confidential and proprietary to SPACEHAB. Furthermore, the identity and character of services and products required by SPACEHAB'S customers, as well as all actual or potential business acquisitions, joint ventures, alliances and other business arrangements of any kind constitute confidential and/or proprietary business information of SPACEHAB.

       2. The attached Confidentiality and Nondisclosure Agreement between Consultant and SPACEHAB shall be executed simultaneously with this Agreement and shall govern Consultant's rights and responsibilities with respect to all SPACEHAB confidential and/or proprietary information disclosed to or otherwise obtained by Consultant as noted in Paragraph I above. It is understood that the success of SPACEHAB requires that SPACEHAB exert extraordinary measures to safeguard the confidentiality of all such information, and Consultant agrees to abide by all such measures established by SPACEHAB.

       3. Consultant shall be directed by Shelley A. Harrison and Margaret Grayson (respectively, SPACEHAB's Chief Executive Officer and Chief Financial Officer) in performance of the Consulting Services. Mr. Harrison and Ms. Grayson shall request and direct the specific Consulting Services tasks hereunder.

       4. For the Consulting Services, SPACEHAB agrees to pay Consultant a retainer fee of $2,000/month for the term hereof, and an Option to purchase 10,000 shares of SPACEHAB Common Stock at an exercise price per share corresponding to the price of SPACEHAB Common Stock on the NASDAQ market as of close of business August 15, 1997. The Options shall vest immediately upon their granting. Actual expenses for travel, hotel accommodations and automobile rental incurred by Consultant during performance of Consulting Services tasks hereunder shall be reimbursed by SPACEHAB within 30 days of submittal of expense documents to the company.
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       5. Either Consultant or SPACEHAB may terminate this Agreement, without cause, with three days notice to the other party.

       6. Upon termination of the Consulting Services, Consultant shall promptly deliver to SPACEHAB all ( of whatever media, including but not limited to written, digital or other computerized media, tape, disk, CD, etc.) all documents and media, including all copies thereof, and any other materials of a proprietary or confidential nature relating to SPACEHAB's business and which are in the possession or under the control of Consultant. Consultant shall promptly return to SPACEHAB any information, of whatever nature, that relates to, or is generated by any, actual or potential, customer of SPACEHAB's services, or any actual or potential business acquisition or other relationship (including but not limited to joint ventures, alliances and partnerships). SPACEHAB shall pay Consultant for the days actually worked by Consultant up to the date of termination (including any partial day on a pro-rata basis).

       7. The parties hereto desire and agree that any controversy or claim arising out of, or relating to this Agreement, or breach thereof, shall be settled by arbitration in Tysons Corner, Virginia, in accordance with the rules of the American Arbitration Association, and final judgment upon award rendered may be entered in any court having jurisdiction thereof.

       8. This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties and supersedes all previous or contemporaneous written or oral representations, agreements, contracts, etc. of whatever kind or nature.





CONSULTANT                                SPACEHAB, INC.


By: /s/ GORDON S. MACKLIN                   By: /s/ MARGARET E. GRAYSON
    ---------------------------                 ------------------------------
Name: Gordon S. Macklin                     Name: Margaret E. Grayson
      -------------------------                   ----------------------------
Title:                                      Title: Vice President-Finance
       ------------------------                    ---------------------------

                                    EXHIBIT A
                          MACKLIN CONSULTING AGREEMENT

                               CONSULTING SERVICES

 A.    Investor Relations Support
            - Work for continued improvement and expansion of the investor relations program
            - Work to improve skills and contracts of investor
              relations officer, while continuing to expand and enhance the CFO's exposure in the financial community
            - General advice regarding investment community
              requirements

 B.    Investment Community Introductions
            - Expand SPACEHAB market visibility
            - Expand coverage of company by analysts
            - Help identify and recruit additional market makers
              and possible financing sources
            - Continue  to add to the company's creditability and
              acceptance in the financial community
C. Potential Strategic Acquisitions Opportunities/Information In SPACEHAB's Strategic Targeted Markets, Including Aerospace, Biotechnology,
      General Hi-Technology And Software Integration
            - Introduction to potential partners/acquisitions
            - Leads regarding potential opportunities
            - Facilitate potential partnerships/acquisitions
            - Help review future acquisition candidates

 D.    Corporate Governance
            - Help implement appropriate corporate governance practices
            - Work to expand board procedures and effectiveness

 E.    Be Available For Additional Assignments As Appropriate

                    CONFIDENTIALITY & NONDISCLOSURE AGREEMENT

       This Confidentiality and Nondisclosure Agreement ("Agreement") is entered into by and between SPACEHAB, Inc., a Washington State corporation, having its corporate headquarters at 1595 Spring Hill Road, Vienna, Virginia 22182 (hereinafter "SPACEHAB"), and Gordon S. Macklin, having offices at 8212 Burning Tree Road, Bethesda, Maryland 20817 (hereinafter "Consultant").

       WHEREAS, SPACEHAB desires to provide and CONSULTANT desires to receive sensitive and proprietary information, including technical, marketing and/or financial data, relating to certain SPACEHAB business pursuits and activities in order for CONSULTANT to perform consulting services for SPACEHAB; and

       WHEREAS, SPACEHAB, seeks to fully protect such confidential proprietary information from any and all unauthorized use, reproduction, or disclosure;

NOW, THEREFORE, the parties hereto agree as follows:

       1. "Proprietary Information" shall mean any and all information regarding SPACEHAB's business activities, competitors, customers, trade secrets, industrial and technical knowledge, etc. (including but not limited to marketing, technical, financial and other business data or information) however disclosed by SPACEHAB or its agents (including but not limited to written, oral, visual, magnetic recording or any other machine readable form) which is directly or indirectly related to any consulting or other services requested by SPACEHAB to be provided by CONSULTANT, unless SPACEHAB explicitly exempts such information or data in writing from coverage by this Agreement.

       2. CONSULTANT agrees that it, as well as all its directors, officers, employees and agents, will protect from unauthorized use, reproduction, and disclosure and will not disclose to any person or entity outside CONSULTANT or to any person within CONSULTANT not having a need to know for the purposes of the Agreement and will not use or reproduce, except for the purposes of this Agreement, any and all Proprietary Information disclosed by SPACEHAB or its agents.

       3. CONSULTANT shall not be liable for disclosure of certain Proprietary Information if CONSULTANT obtains the prior written approval of SPACEHAB to disclose such Proprietary Information.

       4. Any and all Proprietary Information received by CONSULTANT hereunder shall be fully protected as required by this Agreement for a period of five (5) years from the date of CONSULTANT's receipt thereof.

       5. CONSULTANT shall not be liable for the inadvertent or accidental disclosure of Proprietary Information received hereunder provided that it has exercised the same degree of care in protecting such Proprietary Information as it normally exercises to protect its own proprietary and confidential information (provided such degree of care is no less than a reasonable degree under the circumstances) and provided, further, that immediately upon discovering the loss or unauthorized disclosure of such Proprietary Information received under this Agreement, it notifies SPACEHAB thereof and takes all reasonable steps to retrieve, and prevent further unauthorized disclosure of such Proprietary Information.

       6. This Agreement shall not restrict disclosure or use of Proprietary Information which: (1) was in the public domain at the time of disclosure or thereafter enters the public domain through no breach of this Agreement by CONSULTANT; (2) was, at the time of receipt, otherwise known to CONSULTANT without restrictions as to use or disclosure; (3) becomes known to CONSULTANT from a source other than SPACEHAB or its agents without breach of this Agreement by CONSULTANT; (4) is developed independently by CONSULTANT without the use of Proprietary Information disclosed to it hereunder; or (5) is disclosed more than five years after it is first received hereunder.

       8. Nothing contained in this Agreement shall be construed as granting or conferring rights by license or otherwise in any Proprietary Information disclosed under this Agreement.

       9. The respective address and point of contact for each party to which all correspondence and notices hereunder are to be sent is as follows:

If to SPACEHAB:                           If to CONSULTANT:

Attn.: William Dawson                     Attn.: Gordon S. Macklin
       General Counsel                    8212 Burning Tree Road
       SPACEHAB, Inc.                     Bethesda, Maryland 20817
       1595 Spring Hill Road.
       Suite 360
       Vienna,VA 22182



Each party may change its respective address or point of contact by delivering a written notice thereof to the other party.

       10. This Agreement is not intended to, and shall not, constitute, create, give effect to, or otherwise recognize a joint venture, partnership, pooling arrangement or formal business entity between the parties of any kind. The rights and obligations of the parties shall be limited to those expressly set forth herein. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both parties. Each party shall act as an independent contractor and not as an agent of the other for any purpose

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whatsoever and neither party shall have any authority to bind the other party except as specifically set forth herein. Neither party shall be liable to the other for any of the costs associated with the other party's efforts or compliance in connection with this Agreement.

       11. This Agreement shall become effective on the date on which it is signed by the last of the parties hereto to sign, and it shall expire one (l) year thereafter, at which time all proprietary information received hereunder (and any copies thereof) shall be returned to the providing party unless a different arrangement has been entered into between the parties in writing. Expiration of the term of this Agreement, however, shall have no effect on the obligations imposed on the party with respect to the protection of proprietary information received hereunder for the full period of time required by Paragraph 4 of this Agreement.

       12. This is the entire agreement between the parties concerning the exchange and protection of Proprietary Information, and it supersedes any prior written or oral agreements relating thereto and may not be amended or modified except by subsequent agreement in writing signed by a duly authorized officer or representative of each party.

       l3. Each signatory, by signing below, certifies that he or she has authority to bind to this Agreement the respective party for which he or she signs.

       14. This Agreement does not contemplate export from the United States of any "technical data" (as defined by the regulation of the Office of Defense Trade Controls, United States Department of State) related to items on the U.S. Munitions List. If the parties determine that the export of any "technical data" is necessary, the Parties will seek the necessary license or approval prior to the export of any such "technical date".

       IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed in duplicate originals by its respective duly authorized representative as follows:

CONSULTANT                                  SPACEHAB, Inc.

By: /s/ GORDON S. MACKLIN                   By: /s/ MARGARET E. GRAYSON
    ---------------------------                 ------------------------------
Name: Gordon S. Macklin                     Name: Margaret E. Grayson
      -------------------------                   ----------------------------
Title:                                      Title: Vice President-Finance
       ------------------------                    ---------------------------
Date: 8/14/96                               Date: 8/14/96
      -------------------------                   ----------------------------